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                                                                   Exhibit 10(q)
                          CHANGE IN CONTROL AGREEMENT


     THIS AGREEMENT (the "Agreement") is made this 15/th/ day of October, 1998, by and between H.B. Fuller Company, a Minnesota corporation (the "Company") and Peter Koxholt (the "Executive").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Company recognizes the valuable services that Executive has rendered to the Company and/or its Affiliated Entities and desires to be assured that the Executive will continue to actively participate in the business of the Company; and

     WHEREAS, the Executive is willing to continue to serve the Company but desires assurance that in the event of any change in control of the Company, or a change in status of the Affiliated Entity for which the Executive is employed, the Executive will continue to have the responsibility and status that the Executive has earned; and

     WHEREAS, the Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Company and the Executive hereby agree as follows:

     1.   Term.  The Term of this Agreement shall commence on the date hereof
     ---------
and shall terminate upon the earliest to occur of:

          (a)  The "Expiration Date;"

          (b) the termination of the Executive's employment under circumstances that do not entitle the Executive to benefits under paragraph 3 or paragraph 4;

          (c)  the Executive's death;

          (d) the date, prior to a Change in Control or a Change in Status, on which the Executive ceases to be in pay grade 35 through 49;

          (e) the third anniversary of the occurrence of a Change in Control, if the Executive is still employed by the Company and/or an Affiliated Entity on such date; or

          (f) the first anniversary of the occurrence of a Change in Status, unless the Executive is still employed by the Company and/or an Affiliated Entity on such date; provided, that the expiration of the Term shall not relieve the Company of its obligations to make any payments or provide any benefits which are or become due to the Executive subsequent to the expiration of the Term. For purposes of this paragraph, the "Expiration Date" of this Agreement is the first anniversary of the date on which the Term begins; provided, that on each day after the date on which the Term begins the Expiration Date shall automatically extend for an additional day, so that the remaining Term shall always be one year, unless the Company gives written notice to the Executive that the Term shall not be so extended, whereupon the Expiration Date shall be the date which is one year after the date of such notice. Notwithstanding the foregoing, upon the occurrence of a Change in Control during the Term of this Agreement, the Expiration Date shall

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     automatically be extended to the third anniversary of the date on which the
     Change in Control occurs.

     2.   Employment.  In the absence of a Change in Control or a Change in
     ---------------
Status, the Executive agrees to remain in the employ of the Company and/or its Affiliated Entities in a pay grade which is not less than the Executive's existing pay grade, during the Term of this Agreement, unless the Executive's employment is earlier terminated by the Company. It is understood and agreed that this paragraph 2 does not impose any additional obligations on the Company prior to the occurrence of a Change in Control or a Change in Status, nor does it impair the Company's rights (if any) to terminate the Executive's employment, or alter Executive's employment status, prior to a Change in Control or a Change in Status, with or without Cause.

     3.   Change in Control Benefits.  If, during the Term of this Agreement and
     -------------------------------
upon or after the occurrence of a Change in Control, the Executive's employment is terminated by the Company other than for Cause or Disability or by the Executive for Good Reason, or if the Executive's employment is terminated by the Executive for any reason during a period of 90 days following the first anniversary of the occurrence of the Change in Control, the Executive shall be entitled to the following payments and benefits:

          (a)  Severance Pay.  The Executive shall be entitled to a lump sum
          ------------------
     payment in an amount equal to three times the Executive's Annual Compensation, which payment shall be made to the Executive within ten days after the Executive's termination of employment. Payments under this paragraph (a) shall be reduced (but not below zero) by any salary, bonuses, or incentive payments the Executive is entitled to receive upon termination pursuant to the terms of that certain Managing Director Agreement between Executive and H.B. Fuller GmbH, and payments under this paragraph (a) shall further be reduced (but not below zero) by any Post-Termination Non-Compete Agreement payments the Executive is entitled to receive pursuant to the terms of said Managing Director Agreement. If the Executive is also entitled to severance payments which would be made in the absence of a change in control under any plan or program of the Company, or under the laws of any federal, state, local or foreign jurisdiction, the amount payable to the Executive pursuant to this paragraph (a) shall be reduced (but not below zero) by the Present Value of such other severance payments. Payments under this paragraph (a) shall not be considered in determining the amount of the Executive's benefits under any pension, profit sharing, stock bonus or other employee benefit plan of the Company or any Affiliated Organization.

          (b)  Medical and Dental Coverage.  The Executive shall be entitled to
          --------------------------------
     continued coverage under any medical or dental plan maintained by the Company in which the Executive was participating at the time of the Executive's termination of employment, for a period of three years following the Executive's termination of employment. Rules comparable to those governing the provision of continuation coverage under Section 602 of ERISA shall apply to the coverage provided under this paragraph, except that:

               (i) the coverage may not be discontinued prior to the expiration of the period specified in this paragraph (a), except for the Executive's failure to make a required contribution;

               (ii) the contributions required of the Executive for such coverage may not exceed the contributions required for the same coverage from a similarly situated active employee; and

               (iii) if the Company discontinues the plan or plans in which the Executive was participating prior to the expiration of such three year period, the Company shall substitute

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          equivalent coverage under one or more other plans or, if there are no other plans, under one or more individual insurance policies.

     It is the intent of the Company that neither the coverage provided pursuant to this paragraph (b), nor the benefits received as a result of such coverage, shall be subject to U.S. income taxation to the Executive. Accordingly, if the Company determines that the coverage to be provided under this paragraph (b) would cause a self-insured plan maintained by the Company or an Affiliated Organization to be in violation of the nondiscrimination requirements of section 105(h) of the Code, it shall substitute insured coverage providing equivalent benefits, at no greater cost to the Executive, to the extent necessary to avoid such discrimination.

          (c)  Outplacement Services.  The Company shall pay for any
          --------------------------
     outplacement services provided to the Executive; provided, that the total amount paid for such services shall not exceed $25,000. The Employer shall pay (or, at its option, reimburse the Executive) for such services within ten days after its receipt of a statement from the service provider.

          (d)  Company Car.  The Company shall transfer to the Executive title
          ----------------
     to his or her Company car, if any, at no cost to the Executive.

4.   Change in Status Benefits.  If, during the term of This Agreement and upon
------------------------------
the occurrence of a Change in Status, but before the first anniversary of the occurrence of said Change in Status, the Executive's employment is terminated other than for Cause or Disability or by the Executive for any reason, the Executive shall, subject to the further provisions hereof, be entitled to receive the same payments and benefits set forth in the preceding paragraphs 3(a),(b),(c), and (d).

     In no event shall Executive be entitled to receive both the benefits under paragraph 3 and paragraph 4 of this Agreement. Upon receipt of benefits under either paragraph 3 or paragraph 4, the Executive's right to further benefits hereunder shall be extinguished and this Agreement shall be terminated.

     5.   Limitation; Make Whole Payment.
     -----------------------------------

          (a) If any payments or other benefits due to the Executive under this Agreement and/or under any other plan or program of the Company or an Affiliated Organization would be subject to the tax (the "Excise Tax") imposed by section 4999 of the Code, and if the amount of the Executive's "parachute payments" (as defined in section 280G(b)(2) of the Code) with respect to such Change in Control does not exceed 330% of the Executive's "base amount" (as defined in section 280G(b)(3) of the Code), then such payments or other benefits shall be adjusted until the amount of the parachute payments equals 299% of such base amount. The adjustments shall be made in such manner, and to such payments or other benefits, as the Executive and the Company shall mutually agree.

          (b) If any payments or other benefits due to the Executive under this Agreement and/or under any other plan or program of the Company or an Affiliated Organization would be subject to the Excise Tax, and if the amount of the Executive's parachute payments (as defined in paragraph (a)) exceeds 330% of the Executive's base amount (as defined in paragraph (a)), the Company shall pay to the Executive an additional amount (the "Make Whole Payment") so that the net amounts retained by the Executive, after the deduction of the Excise Tax and any federal, state, local, and foreign income taxes and Excise Taxes imposed upon the Make Whole Payment, shall be equal to the payments and other benefits the Executive would have received in the absence of the Excise Tax. The Make Whole Payment shall be paid to the Executive within 30 days after the Executive's termination of employment.

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          (c)  For purposes of determining the amount of the Make Whole Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year(s) in which the Make Whole Payment is to be made and state, local and foreign income taxes at the highest marginal rates of taxation in the state and locality or foreign jurisdiction of the Executive's residence, net of the reduction in federal income taxes which could be obtained from any deduction or credit attributable to the state, local or foreign taxes. If, after a Make Whole Payment has been made, the Excise Tax is determined to be less than the Make Whole Payment, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Make Whole Payment attributable to such reduction, plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. If, after a Make Whole Payment has been made, the Excise Tax is determined to exceed the amount of the Make Whole Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Make Whole Payment), the Company shall make an additional Make Whole Payment in respect of such excess, plus interest on the amount of such payment at the rate provided in section 1274(b)(2)(B) of the Code, at the time that the amount of such excess is finally determined.

     6.   Definitions.  For the purposes of this Agreement:
     ----------------

          (a) "Affiliated Entity" means any legal entity for which the Company holds at least a 50% ownership interest.

          (b) "Affiliated Organization" means any corporation that would be a member of a controlled group of corporations (within the meaning of section 414(b) of the Code) that includes the Company, and any trade or business (whether or not incorporated) that would be controlled (within the meaning of section 414(c) of the Code) by the Company, if the phrase "at least 70%" were substituted for the phrase "at least 80%" each place it appears in section 1563(a)(1) of the Code and in regulations under section 414(c) of the Code.

          (c)  "Annual Compensation" means the sum of:

               (i) the Executive's annual base salary at the highest rate in effect during the period commencing three months prior to the occurrence of the Change in Control and ending on the date of the Executive's termination of employment; plus

               (ii) the largest bonus and/or incentive payments payable to the Executive for any fiscal year of the Company during the period commencing 36 months prior to the occurrence of the Change in Control and ending on the date of the Executive's termination of employment.

          (d) "Cause" means any act by the Executive that is materially inimical to the best interests of the Company and that constitutes common law fraud, a felony or other gross malfeasance of duty on the part of the Executive. "Cause" specifically includes, but is not limited to, the definition of "cause" set forth in Section 7 of that certain Managing Director Agreement between Executive and H.B. Fuller GmbH. The Executive may only be terminated for Cause upon 90 days prior written notice to the Executive, which notice shall specify the nature of the Cause for termination, and then only if it is subsequently determined by the Board of Directors of the Company that the Executive has failed to cure the stated Cause prior to or during such 90-day period.

          (e) "Disability" or "Disabled" means the Executive's inability, by reason of any physical or mental impairment, to perform the duties of the position the Executive then occupies for a period of not less than 180 consecutive days. The Executive may only be terminated for Disability upon receipt by the Company of an opinion of one or more physicians jointly selected by

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     the Executive and the Company that the Executive has been Disabled for such period, and then only if the Executive is eligible for immediate benefits under the Company's long-term disability plan.

          (f)  "Change in Control" means:

               (i) a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement;

               (ii) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

               (iii) the Continuing Directors cease to constitute a majority of the Company's Board of Directors;

               (iv) the shareholders of the Company approve (A) any consolidation, merger, or statutory share exchange of the Company with any person in which the surviving entity would not have as its directors at least 60% of the Continuing Directors and would not have at least 60% of the combined voting power of its outstanding securities held by persons who were shareholders of the Company immediately prior to such consolidation, merger, or statutory share exchange; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (C) any plan of liquidation or dissolution of the Company; or

               (v) the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

     The Company shall notify the Executive promptly of the occurrence of a Change in Control.

          (g)  "Change in Status" means:

               (i) a sale or transfer of the Affiliated Entity for which the Executive is employed, except for a sale or transfer to another Affiliated Entity;

               (ii) a combining of the Affiliated Entity for which the Executive is employed with another entity such that the resulting entity is no longer an Affiliated Entity; or

               (iii) a filing for bankruptcy protection by the Affiliated Entity for which the Executive is employed.

          (h) "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code will include a reference to such provision as it may be amended from time to time and to any successor provision.

          (i) "Company" means the Company as hereinbefore defined and any successor or assign to its business and/or assets which executes and delivers the agreement provided for in paragraph 10 or which otherwise becomes bound by all the terms and provisions of this

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     Agreement by operation of law. If at any time during the term of this
     Agreement the Executive is employed by an Affiliated Organization, the term "Company" as used in this Agreement (other than in paragraphs 6(e) and 10(a) hereof) shall in addition include such Affiliated Organization. In such event, the Company agrees that it shall pay or provide, or shall cause such Affiliated Organization to pay or provide, any amounts or benefits due the Executive pursuant to this Agreement.

          (j) "Continuing Director" means any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or any such Affiliate or Associate, and who (i) was a member of the Board of Directors on August 1, 1997 or
     (ii) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this paragraph, "Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, but shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of the Company's common stock organized, appointed or established for, or pursuant to the terms of, any such plan; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (l)  "Good Reason" means:

               (i) any change adverse to the Executive in the Executive's position, reporting responsibilities, duties, compensation, benefits or other terms or conditions of employment; or

               (ii) any change in the Executive's principal place of employment, if the new principal place of employment is more than 50 miles from the previous principal place of employment.

     The Executive shall not be deemed to have terminated employment for Good Reason unless the termination occurs within 180 days after the Executive is notified by the Company of the event constituting Good Reason or, if later, within 180 days after the occurrence of such event.

          (m) "Present Value" shall be determined based on the following actuarial assumptions:

               (i)  Interest:  The interest rate on 30-year U.S. Treasury
               -------------
          obligations as of the December 31 coinciding with or immediately preceding the date as of which Present Value is determined.

               (ii) Mortality:  1993 Group Annuity Mortality Table.
               --------------

     7.   Legal Expenses.  If the Executive institutes or defends any legal
     -------------------
action to enforce the Executive's rights under, or to defend the validity of, this Agreement, the Executive shall be entitled to recover from the Company any actual expenses for attorney's fees and disbursements incurred by the Executive. Such fees and disbursements shall be paid or reimbursed by the Company on a regular,

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periodic basis upon presentation of statements prepared by the Executive's attorney in accordance with his or her customary practices. Any amounts paid to the Executive pursuant to this paragraph 7 shall be refunded to the Company, with interest at the rate provided in section 1274(b)(2)(B) of the Code, if the claim or defense asserted by the Executive is dismissed under circumstances resulting in the imposition of sanctions under Rule 11 of the Federal Rules of Civil Procedure, or under any similar federal, state or foreign rule or statute.

     8.   No Mitigation.  The Executive's benefits hereunder shall be in
     ------------------
consideration of the Executive's past service and the Executive's continued service from the date of this Agreement, and the Executive's entitlement thereto shall not be governed by any duty to mitigate damages by seeking further employment nor offset by any compensation which the Executive may receive from future employment.

     9.   Other Benefits.  The specific arrangements referred to in this
     -------------------
Agreement are not intended to exclude Executive's participation in other benefits available to executive personnel generally or to preclude other compensation or benefits as may be authorized by the Company from time to time.

     10.  Successors.
     ---------------

          (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason, whereupon the Executive shall be entitled to receive the payments and other benefits described in this Agreement as though such termination had occurred upon or after the occurrence of a Change in Control.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     11.  Notice.  For purposes of this Agreement, notices and all other
     -----------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail (or its equivalent for overseas delivery), return receipt requested, postage prepaid, and addressed as follows:

          If to the Company:

          H.B. Fuller Company
          P.O. Box 64683
          St. Paul, MN 55164-0683
          Attention:  General Counsel

          If to the Executive:

          Peter Koxholt
          Moerser Str. 395
          47803 Krefield
          Germany

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or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     12.  Severability.   If any provision of this Agreement is held by a court
     -----------------
of competent jurisdiction to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     13.  Counterparts.  This Agreement may be executed in one or more
     -----------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     14.  Modifications; Waiver.  No provision of this Agreement may be
     --------------------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     15.  Applicable Law.  This Agreement shall be governed by and construed in
     -------------------
accordance with the laws of the State of Minnesota.

     16.  Status of Agreement.  This Agreement is designated as a "Change in
     ------------------------
Control Agreement" for the purposes of Article XIII of the H.B. Fuller Company Group Benefit Plan and for the purposes of any successor or substitute provision requiring such a designation.

                                 *  *  *  *  *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   H.B. FULLER COMPANY
                                   By:  /s/ Albert Stroucken
                                      ------------------------------------

                                   As its:  President and CEO
                                          --------------------------------


                                   /s/ Peter Koxholt
                                   ---------------------------------------
                                   Peter Koxholt

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